EXHIBIT 99.1

Corvus Pharmaceuticals Reports Third Quarter 2017 Financial Results and Clinical Program Update

BURLINGAME, Calif., Nov. 02, 2017 (GLOBE NEWSWIRE) -- Corvus Pharmaceuticals, Inc. (NASDAQ:CRVS), a clinical-stage biopharmaceutical company focused on the development and commercialization of novel immuno-oncology therapies, today announced financial results for the third quarter ended September 30, 2017, and provided a business update.

“We continue to advance the clinical development of our lead product candidate, CPI-444, and other product candidates in our pipeline,” said Richard A. Miller, M.D., co-founder, president and chief executive officer of Corvus. “We continue to enroll patients with renal cell cancer (RCC) and non-small cell lung cancer in expansion cohorts of our Phase 1/1b trial for both single agent and combination therapy with atezolizumab.  For RCC, protocol-defined criteria for a second expansion to 48 patients from 26 has been achieved.  Updated clinical and biomarker data has been accepted for oral presentation at the upcoming Society for Immunotherapy of Cancer (SITC) meeting in National Harbor, MD. in November.”

Recent Achievements and Upcoming Milestones
Clinical and Preclinical

  Continued enrolling patients in four expansion cohorts in the ongoing disease-specific expansion part of the Phase 1/1b clinical study of CPI-444, the Company’s lead oral checkpoint inhibitor. The expanded cohorts include treatment with CPI-444 both as a single agent and in combination with atezolizumab (Tecentriq®), an anti-PD-L1 antibody, in renal cell cancer (RCC) and non-small cell lung cancer (NSCLC).   For both single agent and combination RCC cohorts, the protocol-defined criteria for a second expansion of the cohorts from 26 to 48 patients has been met.
  Additional data from the ongoing CPI-444 study will be presented by Jason J. Luke, M.D., FACP, Assistant Professor of Medicine, University of Chicago Medicine at the Society for Immunotherapy of Cancer (SITC) 32nd Annual Meeting in November 2017.
  Expect initial patient enrollment in the fourth quarter 2017 in a previously announced second collaboration agreement with Genentech to evaluate CPI-444 in combination with atezolizumab in a Phase 1b/2 clinical study as second- or third-line therapy in patients with NSCLC who are resistant/refractory to prior anti-PD-(L)1 antibody therapy.
  Continued to progress the anti-CD73 antibody program toward Phase 1 study initiation, which is expected in the first half of 2018.
  Have selected oral ITK inhibitor lead candidate that is now in IND enabling studies.

Financial Results
At September 30, 2017, Corvus had cash, cash equivalents and marketable securities totaling $99.7 million compared to cash, cash equivalents and marketable securities of $134.9 million at December 31, 2016.

Research and development expenses for the three months ended September 30, 2017, totaled $10.7 million compared to $7.7 million for the same period in 2016. The increase of $3.0 million was primarily due to an increase of $2.8 million in outside clinical trial costs associated with the Phase 1/1b clinical trial for CPI-444.

General and administrative expenses for the three months ended September 30, 2017, totaled $2.2 million compared to $2.8 million for the same period in 2016. The decrease of $0.6 million was primarily due to a decrease of $0.6 million in patent and related costs.

The net loss for the three months ended September 30, 2017, was $12.7 million compared to $10.3 million for the same period in 2016. Total stock compensation expense for the three months ended September 30, 2017, was $1.5 million compared to $1.3 million for the same period in 2016.

About Corvus Pharmaceuticals
Corvus Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development and commercialization of small molecule and antibody agents that target the immune system to treat patients with cancer. These agents block or modify crucial immune checkpoints and reprogram immune T-cells. Corvus’ lead product, CPI-444, is a checkpoint inhibitor that is designed to disable a tumor’s ability to subvert attack by the immune system by inhibiting adenosine in the tumor microenvironment. CPI-444 is a small molecule that is taken orally. CPI-444 is currently being evaluated in a multicenter Phase 1/1b clinical trial in patients with various solid tumors. This successive expansion cohort trial is examining the activity of CPI-444 both as a single agent and in combination with Genentech’s atezolizumab, an anti-PD-L1 antibody. Corvus is conducting the trial with Genentech, a member of the Roche Group, under a clinical trial collaboration the two companies entered into in October 2015. In May 2015, Corvus and Genentech entered into a second clinical trial collaboration under which Genentech is conducting a Phase 1b/2 clinical trial with CPI-444 and atezolizumab as 2nd or 3rd line therapy for non-small cell lung cancer.  For more information, visit: www.corvuspharma.com.

Tecentriq® (atezolizumab) is a registered trademark of Genentech.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to the Company’s or Genentech’s ability to develop and advance product candidates into and successfully complete clinical trials, including the Company’s Phase 1/1b clinical trial of CPI-444, and Genentech’s expected Phase 1b/2 clinical trial of CPI-444 in combination with atezolizumab, and the timing of any future clinical trials.  All statements other than statements of historical fact contained in this press release are forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2017, filed with the Securities and Exchange Commission on November 2, 2017, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the accuracy of the Company’s estimates relating to its or Genentech’s ability to initiate and/or complete clinical trials ; the results of preclinical findings and early clinical trials may not be predictive of future results; the unpredictability of the regulatory process; and regulatory developments in the United States and foreign countries. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Leiv Lea
Chief Financial Officer
650-900-4522
LLea@corvuspharma.com

Media Contact:
Julie Normart, W2O Group
415-946-1087
jnormart@w2ogroup.com

CORVUS PHARMACEUTICALS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Operating expenses:
Research and development	$10,733	$7,707	$36,617	$20,224
General and administrative	2,211	2,769	7,718	5,502
Total operating expenses	12,944	10,476	44,335	25,726
Loss from operations	(12,944)	(10,476)	(44,335)	(25,726)
Interest income	227	179	601	437
Net loss	$(12,717)	$(10,297)	$(43,734)	$(25,289)

Net loss per share, basic and diluted	$(0.62)	$(0.51)	$(2.14)	$(1.83)

Shares used to compute net loss per share, basic and diluted	20,501,382	20,183,497	20,426,263	13,797,927

CORVUS PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
		September 30,	December 31,
		2017	2016
Assets
Cash, cash equivalents and marketable securities		$99,700	$134,896
Other assets		5,088	5,254
Total assets		$104,788	$140,150

Liabilities and stockholders’ equity
Accounts payable and accrued liabilities and other liabilities		$11,051	$7,349
Stockholders' equity		93,737	132,801
Total liabilities and stockholders’ equity		$104,788	$140,150